EXHIBIT 99.01

[LETTERHEAD OF FENWICK & WEST LLP]

December 10, 2004

Opsware Inc.

599 N. Mathilda Avenue

Sunnyvale, California 94085

Gentlemen/Ladies:

At your request, we have examined the Registration Statement on Form S-3 (File Number 333-114835) (the “Registration Statement”) filed by Opsware Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on April 26, 2004, as subsequently amended on May 26, 2004 and June 3, 2004 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of up to $150,000,000 of the Company’s shares of common stock (the “Securities”). With the prospectus and prospectus supplements that comprise part of the Registration Statement, the Company may offer and sell the Securities from time to time on a delayed or continuous basis.

This opinion is rendered in connection with the sale by the Company of an aggregate of 10,000,000 shares (the “Takedown Shares”) of the Company’s Common Stock (the “Common Stock”), under the Registration Statement (the “Offering”) to a certain investors in connection with a Placement Agency Agreement (the “Placement Agreement”), dated December 10, 2004, between the Company and ThinkEquity Partners LLC (the “Placement Agent”).

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following.

(1)	the Company’s Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on March 14, 2001, as amended by a Certificate of Amendment filed with the Delaware Secretary of State on August 16, 2002.

(2)	the Company’s Amended and Restated Bylaws, as amended and restated on February 26, 2002.

(3)	the Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference.

(4)	the base prospectus comprising part of the Registration Statement, as amended (the “Base Prospectus”), and the supplement to the Base Prospectus (the “Prospectus Supplement”) relating to the Offering and filed with the Commission on or about the date hereof.

(5)	the resolutions of the Company’s Board of Directors (the “Board”) adopted at a meeting held on April 9, 2004 approving the filing of the Registration Statement and the resolutions of the Board adopted at a meeting held on November 17, 2004 establishing a pricing committee of the Board (“the “Pricing Committee”) and authorizing the issuance of common stock pursuant to the Registration Statement in an amount and at a price determined by the Pricing Committee.

(6)	the resolutions of the Pricing Committee adopted at a meeting held December 9, 2004, approving the Placement Agreement and the terms of the Offering, including the number of Takedown Shares to be offered and the price per share at which such Takedown Shares are to be offered in the Offering.

(7)	the stock records that the Company has provided to us, consisting of certificates from the Company’s transfer agent as of November 30, 2004 and as of the date hereof, verifying the number of the Company’s issued and outstanding shares of capital stock as of those dates, a summary report as of date hereof of the number of shares of the Company’s common stock subject to issuance upon exercise of outstanding options or any other rights to purchase the Company’s common stock and the number of shares of the Company’s common stock reserved for issuance upon the exercise of options or any other rights to be granted in the future (the “Stock Records”).

(8)	a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Management Certificate”).

(9)	the Current Report on Form 8-K with which this opinion is filed as an exhibit.

(10)	the Placement Agreement and the exhibits thereto, including the Escrow Agreement, dated December 10, 2004, between the Company, the Placement Agent and JPMorgan Chase Bank N.A..

(11)	the form of certificate representing shares of Common Stock.

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the genuineness of all signatures on original documents, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any documents reviewed by us, and the due authorization, execution and delivery of all documents where authorization, due execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that, if and to the extent that the Takedown Shares are issued in certificated form, the certificates representing the Takedown Shares will be, when issued, in the form of the certificate reviewed by us and properly signed by authorized officers of the Company or their agents.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information included in the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinions expressed herein are not accurate.

In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of the Takedown Shares, there will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity or enforceability of the Takedown Shares.

We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America, the State of California and of the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions relating thereto.

Based upon the foregoing, it is our opinion that the Takedown Shares, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement, the Base Prospectus, and Prospectus Supplement and pursuant to the terms of the Placement Agreement will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Base Prospectus and Prospectus Supplement constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with the issuance and sale of Takedown Shares subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion speaks as of the date first above written, and we assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

/s/ Fenwick & West LLP

FENWICK & WEST LLP